SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                            FORM 8-K


                     Current Report Pursuant
                  to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of report (Date of earliest event reported)      January 19, 1998

           __________________________________________


                            XCL LTD.
     (Exact Name of Registrant as Specified in Its Charter)


                            Delaware
         (State or other Jurisdiction of Incorporation)


     1-10669                                   51-0305643
(Commission File Number)                         (I.R.S. Employer
Identification Number)


                 110 Rue Jean Lafitte, 2nd Floor
                   Lafayette, Louisiana 70508
            (Address of Principal Executive Offices)


                          318-237-0325
      (Registrant's Telephone Number, Including Area Code)



Item 9.     Sales of Equity Securities Pursuant to Regulation S.

      On January 19, 1998, the Company issued 107,518 shares of Common Stock to a non-U.S. holder of its Secured Subordinated Notes, in respect of $337,679 in interest and penalties thereon, in accordance with the terms of the Secured Subordinated Notes. This transaction is intended to qualify for exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

      On January 19, 1998, the Company issued 55,625 shares of Common Stock in payment of one-half of the remaining $445,000 payable to a resident of Taiwan, pursuant to an agreement effective October 1, 1997, as compensation and to settle certain instruments relating to prior compensation arrangements with the Company. This transaction is intended to qualify for the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended.

      On January 23, 1998, the Company sold 11,333 shares of Common Stock, through the exercise of stock purchase warrants. The warrants were exercisable at $1.875 per share and the Company received proceeds of $21,250 in payment of the exercise price. The shares were sold pursuant to Regulation S of the Securities Act of 1933, as amended.


                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        XCL LTD.

     February 26, 1998                         /s/ Lisha C. Falk
_________________________              By:_______________________________
             Date                              Lisha C. Falk
                                                Secretary